[GRAPHIC OMITTED][GRAPHIC OMITTED]                                 Press Release



Comdial Corporation
106 Cattlemen Road
Sarasota, FL 34232
Telephone (941) 554-5000
Facsimile (941) 554-5012
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Contact: Ken Clinebell, Chief Financial Officer                Jody Burfening/Carolyn Capaccio, (212) 838-3777
(941) 554-5000 ext. 1513                                       Lippert/Heilshorn & Associates
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            Comdial Reports Fourth Quarter and Full Year End Results

SARASOTA, FL. - March 31, 2004 - Comdial Corporation (OTC Bulletin Board:
CMDZ.OB), a leading provider of IP telephony and unified communications solutions, today reported financial results for the fourth quarter and full year ended December 31, 2003. Net sales for the quarter were $10.1 million compared to $14.0 million for the same period in 2002. Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the quarter was ($1.1) million compared to $0.0 million for the same period in 2002. Net loss for the quarter was ($2.9) million, compared to ($1.5) million for the same period in 2002 (see "Supplemental Financial Information" section of this press release).

Net sales for 2003 were $47.9 million compared to $51.7 million for the same period in 2002. EBITDA for 2003 was $1.8 million compared to ($3.7) million for the same period in 2002. Net loss for 2003 was ($6.1) million compared to $6.5 million for the same period in 2002. Comdial's net income for 2002 included $24.5 million of gains associated with management negotiated debt restructurings, lease renegotiations and an arbitration award (see "Supplemental Financial Information" section of this press release).

Fourth quarter 2003 results were primarily affected by:
- Decrease in end-user demand for legacy products. The Company believes that certain customers have been hesitant to invest in traditional communications systems in anticipation of next-generation product announcements, resulting in higher than anticipated inventory levels held by distribution partners. Offsetting this product shift was continued end-user buying of current solutions that are upgradeable to the recently announced CONVERSip(TM) line.
- Significant changes in the Company's sales force resulting in longer than expected vacancies in several key sales positions, slowing the selling process. These positions have since been filled.
- A $1.1 million write-down, primarily of discontinued and refurbished product inventory, which is included in cost of goods sold.


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Management has undertaken the following initiatives to correct these near-term issues:
- Improved sales and marketing focus. The restructuring of Comdial's sales organization is nearly complete, including a new regional sales director for the west region and several new regional sales managers in place throughout the US. In addition, the Company intensified its sales training program for all sales personnel, emphasizing the new CONVERSip(TM) line and its dynamic product migration strategy. Further, Comdial is developing stronger product sales tools and materials to assist its channel partners.
- Further streamlining operations. The Company has significantly reduced administrative expenses versus last year, resulting in a reduced operating expense base and a lower break-even level. During the first quarter of 2004, Comdial reduced its workforce by 15% from prior levels. As a result, the Company expects to record severance charges during the first quarter of 2004 of $0.3 million. Additionally, the Company continued its focus on controlling discretionary spending while investing in the above-mentioned selling and marketing improvements.

Because of weaker than expected product sales, the simultaneous ramping-up of CONVERSip(TM) sales, and the training period necessary for new additions to its sales force, the Company currently anticipates sales in the first quarter of 2004 will be down from the fourth quarter of 2003. The Company further expects to record a net loss for the first quarter, including the above-mentioned charge for severance. Comdial currently anticipates that sales trends in 2004 should be positive sequentially versus the first quarter of the year as sales force effectiveness increases and the next-generation CONVERSip(TM) products begin to ship in volume. Consequently, giving consideration to the recently implemented cost reduction program, the Company expects to be cash flow positive from operations for the second quarter of 2004 and the remainder of the fiscal year.

Neil Lichtman, chief executive officer, commented, "During the fourth quarter, our performance was negatively affected by having a larger than expected number of sales positions open. While admittedly disruptive, we believe these issues represent a near-term concern that is being resolved. We currently expect first quarter results to continue to reflect weakness. However, we look for improving results as 2004 progresses and the new product cycle takes hold. We will maintain strict cost discipline and focus our investment on our next-generation product growth and migration strategy, including the training and education of both Comdial's and our channel partners' sales teams."

Mr. Lichtman continued, "As previously announced, we recently closed a $9 million financing, the proceeds of which will drive our 2004 strategic growth plan in the IP telephony market through Comdial's new CONVERSipTM solutions suite. This strategic plan leverages Comdial's brand strength, its long standing distribution channel relationships and our large installed base. The CONVERSip(TM) product family places Comdial squarely in the growing converged telephony segment. CONVERSip(TM) offers an innovative, flexible and cost-efficient method of streamlining collaborative interaction, enabling users to leverage their legacy technology investments and common network infrastructure, while significantly enhancing productivity. Our confidence in our 2004 outlook is bolstered by strong sales of Comdial's IP systems coupled with the reductions we have made in operating expenses and with the promising reaction CONVERSip(TM) has


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received from our channel partners. As we manage this product transition going forward, we will maintain our financial discipline and the focus on service and innovation that has made Comdial a leading-edge communications solutions provider."


ABOUT COMDIAL
Comdial is a converged voice and data communications solutions provider with over 25 years of long-standing success as a leading brand. Focused on superior customer service and reliable communications solutions, we are dedicated to producing best-in-class small to mid-sized enterprise communications products. Through innovative technology and flexibility, we are unmatched at providing comprehensive Internet Protocol (IP) communications solutions tailored to meet each customer's evolving business needs. For more information about Comdial and its communications solutions, please visit our web site at www.comdial.com.


FORWARD-LOOKING STATEMENTS

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation's ability to obtain additional funding for its business should such funding become necessary, its ability to maintain market share and to grow in a very competitive market, its ability to develop technologically advanced products to keep pace with many competitors that are much larger and have significantly more resources than Comdial, market acceptance of new products it develops, lower than anticipated demand brought about by continued weakness in telecommunications spending, risk of dilution of the Company's stock from private placement investments including the financing that was completed in March 2004 and from the private placement that was completed in 2002 as well as any other private investments or public offerings that may occur form time to time, dependence on a relatively small number of large customers, ability to maintain necessary engineering, sales, marketing and other key staff members, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcome of pending disputes or litigation, including, but not limited to intellectual property infringement claims that arise from time to time and the various other factors set forth from time to time in Comdial's filings with the SEC, including, but not limited to, Comdial's Form 10-K for the year ended December 31, 2003. Comdial Corporation undertakes no obligation to publicly update or revise the forward-looking statements made in this release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


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                               Comdial Corporation
                 Condensed Consolidated Statements of Operations

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                                                              Three Months Ended                      Years Ended
In thousands, except per share amounts                           December 31,                         December 31,

                                                                2003            2002             2003             2002
                                                                ----            ----             ----             ----

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Net sales                                                     $10,136         $13,957            $47,941         $51,721
                                                              =======         =======            =======         =======

Gross profit                                                  $ 2,082         $ 4,797            $16,464         $17,216
                                                              =======         =======            =======         =======

Operating income (loss)                                       ($2,127)       ($ 2,347)          ( $2,830)        ($10,070)
                                                              ========       =========          =========        =========

Net income (loss)                                             ($2,948)        ($1,469)           ($6,091)        $  6,486
Preferred stock dividends                                           -               -                  -             (284)
Gain on redemption of preferred stock                               -               -                  -            1,000
                                                              --------        --------          ---------       ----------

Net income (loss) applicable to common stock                  ($2,948)         ($1,469)          ($6,091)       $   7,202
                                                              ========         ========          ========       =========

Earnings (loss) per share applicable to common stock:
     Basic                                                   ($  0.33)        ($  0.26)          ($ 0.70)         $ 3.59
     Diluted                                                 ($  0.33)        ($  0.26)          ($ 0.70)         $ 3.10
                                                              ========         ========          ========       =========

Weighted average common shares outstanding:

     Basic                                                      8,968           5,574              8,758           2,006
     Diluted                                                    8,968           5,574              8,758           2,325
                                                              ========         ========          ========       =========
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                               Comdial Corporation
                            Condensed Balance Sheets
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In thousands                                                                          December 31,    December 31,
                                                                                        2003              2002
                                                                                        ----              ----

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Current assets                                                                          $13,014           $19,154
Long-term assets                                                                        $17,180           $21,466
                                                                                        -------           -------
Total assets                                                                            $30,194           $40,620
                                                                                        =======           =======

Current liabilities                                                                     $ 8,959           $13,290
Long-term liabilities                                                                   $26,634           $26,991
Stockholders' equity (deficit)                                                        ($  5,399)          $   339
                                                                                      ----------        ---------
Total liabilities and stockholders' equity (deficit)                                    $30,194           $40,620
                                                                                        =======           =======
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                               Comdial Corporation
                       Supplemental Financial Information
                           Non-GAAP Financial Measures
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In thousands                                       Three Months Ended                            Years Ended
                                                       December 31,                              December 31,

                                              2003               2002                       2003             2002
                                            --------           --------                  ---------         --------

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Net income (loss)                          ($ 2,948)            ($ 1,469)                 ($6,091)        $   6,486

Long-lived asset impairment                 $     -              $   962                   $  365         $     962

Gain from restructurings                    $     -             ($ 1,546)                  $    -        ($  24,507)
                                            ------------       ----------              -------------      ------------

Pro forma net loss                         ($ 2,948)            ($ 2,053)                 ($5,726)        ($ 17,059)

Depreciation and amortization               $ 1,052             $  1,236                  $ 4,293        $    5,563

Interest expense, cash                      $   279             $    287                  $ 1,126        $    1,324

Interest expense, non-cash (1)              $   545             $    532                  $ 2,153        $    6,479
                                           ------------       ----------              -------------      ------------

EBITDA (2)                                 ($ 1,072)           $       2                  $ 1,846        ($   3,693)
                                           =========          ==========                  =======        ==========
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(1)  Represents amortization of deferred financing costs and accretion of discount on bridge notes
(2)  Earnings before interest, taxes, depreciation and amortization